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Project Northstar

Discussion Materials

November 27, 2012

Centerboard Securities

Analysis of Various Prices

$ in millions except per share data

Price per unit	$5.25	$7.30	$8.00	$9.00	$10.00	$11.00
Units Outstanding	11.1	11.1	11.1	11.1	11.1	11.1
Equity Value	$58.3	$81.0	$88.8	$99.9	$111.0	$122.0
Consolidated Debt	204.2	204.2	204.2	204.2	204.2	204.2
Less: Cash	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)
Enterprise Value (consolidated basis)	$320.9	$343.6	$351.4	$362.5	$373.6	$384.7
Plus: Current Liabilities	6.1	6.1	6.1	6.1	6.1	6.1
Plus: Accrued Property Taxes	4.0	4.0	4.0	4.0	4.0	4.0
Plus: Deferred Compensation (1)	0.6	0.9	1.0	1.1	1.2	1.4
Plus: Debt Adjustment for Joint Ventures	13.0	13.0	13.0	13.0	13.0	13.0
Plus: Mark to Market of Debt (2)	30.8	30.8	30.8	30.8	30.8	30.8
Less: Current Assets	(5.9)	(5.9)	(5.9)	(5.9)	(5.9)	(5.9)
Less: Prepaid Insurance	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)
Less: Value of Commercial Development (Campus One)	(4.9)	(4.9)	(4.9)	(4.9)	(4.9)	(4.9)
Less: Value of Multifamily Development (Willows)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)
Total Operating Real Estate	**$363.8**	**$386.8**	**$394.7**	**$405.9**	**$417.1**	**$428.3**

	Allocated NOI						
Implied Cap Rate - 2012E	**$27.4**	**7.5%**	**7.1%**	**6.9%**	**6.8%**	**6.6%**	**6.4%**

Comps	*Sector*	*Markets*	*Implied Cap Rate (3)*	*Implied Price / Door (3)*
Associated Estates (AEC)	*Multifamily*	*Midwest, Mid-Atlantic, Sunbelt*	*7.7%*	*$105,955*
Colonial Properties (CLP)	*Multifamily (86%), Office/Retail (14%)*	*Primarily in the Sunbelt*	*6.9%*	*$95,616*
Mid-America (MAA)	*Multifamily*	*Primarily in the Sunbelt*	*6.7%*	*$93,328*
Highwoods Properties (HIW)	*Suburban Office*	*Primarily in the Southeast*	*7.5%*	*N/A*

Note: Balance Sheet Data as of 9/30/2012.
(1) Based on 121,567 units as of 9/30/2012.
(2) Based on analysis prepared by Management for the 2012 Q3 10-Q.
(3) Based on balance sheet data as of 9/30/2012 and share prices as of 11/09/12.

CENTERBOARD SECURITIES

Analysis of Various Prices

$ in millions except per share data

Price per unit		$5.25	$7.30	$8.00	$9.00	$10.00	$11.00
Units Outstanding		11.1	11.1	11.1	11.1	11.1	11.1
Equity Value		$58.3	$81.0	$88.8	$99.9	$111.0	$122.0
Consolidated Debt		264.2	264.2	264.2	264.2	264.2	264.2
Less: Cash		(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)
Enterprise Value (consolidated basis)		$320.9	$343.6	$351.4	$362.5	$373.6	$384.7
Plus: Current Liabilities		6.1	6.1	6.1	6.1	6.1	6.1
Plus: Accrued Property Taxes		4.0	4.0	4.0	4.0	4.0	4.0
Plus: Deferred Compensation [1]		0.6	0.9	1.0	1.1	1.2	1.4
Plus: Debt Adjustment for Joint Ventures		13.0	13.0	13.0	13.0	13.0	13.0
Plus: Mark to Market of Debt [2]		30.8	30.8	30.8	30.8	30.8	30.8
Less: Current Assets		(5.9)	(5.9)	(5.9)	(5.9)	(5.9)	(5.9)
Less: Prepaid Insurance		(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)
Less: Value of Commercial Development (Campus One)		(4.9)	(4.9)	(4.9)	(4.9)	(4.9)	(4.9)
Less: Value of Multifamily Development (Willows)		(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)
Total Operating Real Estate (before CapEx adj.)		**$363.8**	**$386.8**	**$394.7**	**$405.9**	**$417.1**	**$428.3**
	Adj. Allocated NOI						
With $5mm CapEx adjustment		$368.8	$391.8	$399.7	$410.9	$422.1	$433.3
Implied Cap Rate - 2012E	**$29.3**	**7.9%**	**7.5%**	**7.3%**	**7.1%**	**6.9%**	**6.8%**
With $10mm CapEx adjustment		$373.8	$396.8	$404.7	$415.9	$427.1	$438.3
Implied Cap Rate - 2012E	**$29.3**	**7.8%**	**7.4%**	**7.2%**	**7.0%**	**6.9%**	**6.7%**
With $15mm CapEx adjustment		$378.8	$401.8	$409.7	$420.9	$432.1	$443.3
Implied Cap Rate - 2012E	**$29.3**	**7.7%**	**7.3%**	**7.1%**	**7.0%**	**6.8%**	**6.6%**

Comps	*Sector*	*Markets*	*Implied Cap Rate* [3]	*Implied Price / Door* [3]
Associated Estates (AEC)	*Multifamily*	*Midwest, Mid-Atlantic, Sunbelt*	*7.7%*	*$105,955*
Colonial Properties (CLP)	*Multifamily (86%), Office/Retail (14%)*	*Primarily in the Sunbelt*	*6.9%*	*$95,616*
Mid-America (MAA)	*Multifamily*	*Primarily in the Sunbelt*	*6.7%*	*$93,328*
Highwoods Properties (HIW)	*Suburban Office*	*Primarily in the Southeast*	*7.3%*	*N/A*

Note: Balance Sheet Data as of 9/30/2012.
(1) Based on 121,567 units as of 9/30/2012.
(2) Based on analysis prepared by Management for the 2012 Q3 10-Q.
(3) Based on balance sheet data as of 9/30/2012 and share prices as of 11/09/12.

NAV Sensitivity Analysis

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SUBJECT TO FURTHER ANALYSIS AND REVISION – NOT FINAL

NAV Per Unit Sensitivity Analysis								
Multifamily Cap Rate (Blended)				6.50%	6.75%	7.00%	7.25%	7.50%
Implied Price Per Door				$100,545	$96,821	$93,363	$90,144	$87,139
Commercial Cap Rate (Blended)	8.00%	Implied Price Per SF	$81	$11.02	$9.73	$8.54	$7.43	$6.39
	8.50%		$77	$10.73	$9.45	$8.26	$7.15	$6.11
	9.00%		$72	$10.48	$9.20	$8.01	$6.90	$5.86
	9.50%		$69	$10.26	$8.97	$7.78	$6.67	$5.63
	10.00%		$65	$10.06	$8.77	$7.58	$6.47	$5.43

Blended Cap Rate Sensitivity Analysis								
Multifamily Cap Rate (Blended)				6.50%	6.75%	7.00%	7.25%	7.50%
Implied Price Per Door				$100,545	$96,821	$93,363	$90,144	$87,139
Commercial Cap Rate (Blended)	8.00%	Implied Price Per SF	$81	6.7%	6.9%	7.1%	7.4%	7.6%
	8.50%		$77	6.7%	7.0%	7.2%	7.4%	7.6%
	9.00%		$72	6.8%	7.0%	7.2%	7.5%	7.7%
	9.50%		$69	6.8%	7.0%	7.3%	7.5%	7.7%
	10.00%		$65	6.8%	7.1%	7.3%	7.6%	7.8%

Note: Assumes $10 million CapEx adjustment.

Centerboard Securities